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                                                           EXHIBIT 23.13

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated November 10, 1995, except for Notes 10 and 11 which the date is July 11, 1996, relating to the financial statements of International Interiors, Inc. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                  /s/ Petherbridge, Davis & Company, P.A.
                                  Petherbridge, Davis & Company, P.A.
                                  September 25, 1996